Exhibit 99.1

LifePoint Hospitals Reports First Quarter 2011 Results

First Quarter EPS of $0.89, Up 11.3% Over Prior Year Period

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 29, 2011--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2011.

For the first quarter ended March 31, 2011, revenues from continuing operations were $888.6 million, up 13.0% from $786.2 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the first quarter ended March 31, 2011, increased 5.8% to $45.8 million, or $0.89 per diluted share, compared with income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders of $43.3 million, or $0.80 per diluted share, for the same period last year. Net income attributable to LifePoint Hospitals, Inc. stockholders for the first quarter ended March 31, 2011, was $46.1 million, or $0.89 per diluted share, compared with $42.9 million, or $0.79 per diluted share, for the same period last year.

In commenting on the results, William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals, said, “Our strong first quarter results are a good start to the year and demonstrate the effectiveness of the strategies we have been implementing over the last several years. We saw improved volume in our markets as we successfully managed our cost base and integrated new hospitals into our system. As a result, we had strong growth in EPS and EBITDA. Our acquisition pipeline remains active and our capital structure gives us the flexibility to continue investing in our hospitals and to pursue strategic acquisitions that meet our criteria.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ first quarter 2011 conference call will be available on line at www.LifePointHospitals.com and www.earnings.com today, Friday, April 29, 2011, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 52 hospital campuses in 17 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effect and implementation of healthcare reform legislation and other changes in government programs including efforts to reduce healthcare expenditures; (ii) reductions in Medicare or Medicaid payments, whether driven by budget deficits, programmatic changes or otherwise; (iii) reductions in revenues from commercial payors, whether as a change in our revenue mix, reduction in commercial rates or otherwise;(iv) LifePoint’s ability to acquire hospitals on favorable terms, the business risks associated with acquiring additional hospitals and the uncertainty in operating and integrating such hospitals;(v) the ongoing, adverse effects from the recent economic recession including high rates of unemployment, which could intensify if credit conditions deteriorate; (vi) the failure of certain employers, or the closure of certain manufacturing and other facilities, especially in markets where LifePoint’s hospitals depend on a small number of local employers; (vii) the growth of uninsured and “patient due” accounts, and deterioration in the collectability of these accounts;(viii) whether our core strategies will result in anticipated operating results; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on LifePoint’s hospitals; (xii) the increasingly stringent and complex legal and regulatory environment (and changing interpretations of applicable laws and regulations), increased legal and regulatory obligations and related enforcement activity, new obligations that providers must self-disclose violations, and the additional costs incurred in connection with efforts to comply with such laws and regulations; (xiii) competition from other hospitals and outpatient facilities providing services similar to those LifePoint offers and from physicians providing services in their offices that could be provided in LifePoint’s hospitals; (xiv) adverse events in states a large portion of LifePoint’s revenues are concentrated; (xv) any interruption of or restriction in LifePoint’s access to licensed information (and information technology systems) or failure in LifePoint’s ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xvi) liabilities resulting from potential malpractice and related legal claims brought against LifePoint’s hospitals; and (xvii) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	For the Three Months Ended March 31,
	2011		2010
	Amount	% of Revenues	Amount	% of Revenues
Revenues	$888.6	100.0%	$786.2	100.0%

Salaries and benefits	334.4	37.6	303.3	38.6
Supplies	118.7	13.4	108.4	13.8
Other operating expenses	161.6	18.2	140.4	17.8
Provision for doubtful accounts	130.1	14.6	102.1	13.0
Depreciation and amortization	39.7	4.5	36.1	4.6
Interest expense, net	29.2	3.3	25.1	3.2
	813.7	91.6	715.4	91.0

Income from continuing operations before income taxes	74.9	8.4	70.8	9.0
Provision for income taxes	28.4	3.2	26.6	3.4
Income from continuing operations	46.5	5.2	44.2	5.6
Income (loss) from discontinued operations, net of income taxes	0.3	0.1	(0.4)	–
Net income	46.8	5.3	43.8	5.6
Less: Net income attributable to noncontrolling interests	(0.7)	(0.1)	(0.9)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$46.1	5.2%	$42.9	5.5%

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.91		$0.82
Discontinued operations	0.01		(0.01)
Net income	$0.92		$0.81

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.89		$0.80
Discontinued operations	–		(0.01)
Net income	$0.89		$0.79

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$45.8		$43.3
Income (loss) from discontinued operations, net of income taxes	0.3		(0.4)
Net income	$46.1		$42.9

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION In millions, except per share amounts

	Three Months Ended March 31,
	2011	2010
Income from continuing operations	$46.5	$44.2
Less: Net income attributable to noncontrolling interests	(0.7)	(0.9)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	45.8	43.3
Income (loss) from discontinued operations, net of income taxes	0.3	(0.4)
Net income attributable to LifePoint Hospitals, Inc.	$46.1	$42.9

Weighted average shares outstanding – basic	50.2	53.2
Effect of dilutive securities: stock options and other stock-based awards	1.4	1.3
Weighted average shares outstanding – diluted	51.6	54.5

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.91	$0.82
Discontinued operations	0.01	(0.01)
Net income	$0.92	$0.81

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.89	$0.80
Discontinued operations	–	(0.01)
Net income	$0.89	$0.79

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	March 31, 2011	Dec. 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$276.2	$207.4
Accounts receivable, less allowances for doubtful accounts of $487.5 and $459.8 at March 31, 2011, and December 31, 2010, respectively	399.9	387.3
Inventories	84.1	84.6
Prepaid expenses	17.4	13.9
Income taxes receivable	–	5.5
Deferred tax assets	106.9	99.7
Other current assets	25.9	24.7
	910.4	823.1

Property and equipment:
Land	86.6	85.9
Buildings and improvements	1,535.0	1,532.9
Equipment	972.9	950.2
Construction in progress	62.3	39.4
	2,656.8	2,608.4
Accumulated depreciation	(973.3)	(939.8)
	1,683.5	1,668.6

Deferred loan costs, net	25.7	27.2
Intangible assets, net	69.7	73.1
Other	17.6	20.2
Goodwill	1,551.2	1,550.7
Total assets	$4,258.1	$4,162.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$94.2	$89.0
Accrued salaries	80.6	101.4
Accrued interest	25.7	16.0
Income taxes payable	25.5	–
Other current liabilities	113.5	116.5
Current maturities of long-term debt	1.3	1.4
	340.8	324.3

Long-term debt	1,576.1	1,570.5
Deferred income tax liabilities	213.4	211.2
Reserves for self-insurance claims and other liabilities	132.5	131.8
Long-term income tax liability	19.4	18.5
Total liabilities	2,282.2	2,256.3

Redeemable noncontrolling interests	15.3	15.3

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,315.9	1,289.4
Accumulated other comprehensive loss	(1.5)	(4.0)
Retained earnings	950.1	904.0
Common stock in treasury, at cost	(308.0)	(302.5)
Total LifePoint Hospitals, Inc. stockholders’ equity	1,957.1	1,887.5
Noncontrolling interests	3.5	3.8
Total equity	1,960.6	1,891.3
Total liabilities and equity	$4,258.1	$4,162.9

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$46.8	$43.8
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations	(0.3)	0.4
Stock-based compensation	5.7	5.8
Depreciation and amortization	39.7	36.1
Amortization of physician minimum revenue guarantees	4.6	3.9
Amortization of convertible debt discounts	5.9	5.5
Amortization of deferred loan costs	1.5	2.4
Deferred income tax benefit	(2.7)	(4.1)
Reserves for self-insurance claims, net of payments	4.7	4.1
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(14.5)	(24.7)
Inventories and other current assets	(1.8)	(0.4)
Accounts payable and accrued expenses	(5.4)	(19.0)
Income taxes payable/receivable	31.0	29.6
Other	0.6	0.1
Net cash provided by operating activities – continuing operations	115.8	83.5
Net cash provided by (used in) operating activities – discontinued operations	0.2	(0.2)
Net cash provided by operating activities	116.0	83.3

Cash flows from investing activities:
Purchase of property and equipment	(55.9)	(34.0)
Acquisitions, net of cash acquired	(1.7)	(16.9)
Other	(0.9)	–
Net cash used in investing activities	(58.5)	(50.9)

Cash flows from financing activities:
Repurchases of common stock	(5.5)	(9.0)
Payment of debt financing costs	–	(4.4)
Proceeds from exercise of stock options	17.5	9.2
Proceeds from employee stock purchase plans	0.7	0.6
Distributions to noncontrolling interests, net of proceeds	(1.0)	(0.5)
Proceeds from redeemable noncontrolling interests	–	4.2
Capital lease payments and other	(0.4)	(0.3)
Net cash provided by (used in) financing activities	11.3	(0.2)

Change in cash and cash equivalents	68.8	32.2
Cash and cash equivalents at beginning of period	207.4	187.2
Cash and cash equivalents at end of period	$276.2	$219.4

Supplemental disclosure of cash flow information:
Interest payments	$11.9	$13.3
Capitalized interest	$0.3	$0.1
Income taxes paid, net	$0.3	$1.1

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended March 31,
	2011	2010	% Change
Continuing Operations: (1)
Number of hospitals at end of period	52	47	10.6%
Admissions	51,716	49,292	4.9
Equivalent admissions (2)	107,931	100,704	7.2
Revenues per equivalent admission	$8,233	$7,807	5.5
Medicare case mix index	1.30	1.32	(1.5)
Average length of stay (days)	4.4	4.4	–
Inpatient surgeries	13,360	13,542	(1.3)
Outpatient surgeries	38,905	36,956	5.3
Emergency room visits	254,770	222,032	14.7
Outpatient factor (2)	2.09	2.04	2.5

Same-hospital: (3)
Number of hospitals at end of period	47	47	–%
Admissions	48,690	49,292	(1.2)
Equivalent admissions (2)	100,837	100,704	0.1
Revenues per equivalent admission	$8,249	$7,807	5.7
Medicare case mix index	1.30	1.32	(1.5)
Average length of stay (days)	4.4	4.4	–
Inpatient surgeries	12,641	13,542	(6.7)
Outpatient surgeries	36,946	36,956	–
Emergency room visits	237,441	222,032	6.9
Outpatient factor (2)	2.07	2.04	1.5

(1) Continuing operations information excludes the results of our hospitals that have been disposed.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes the results of our corporate office and the same 47 hospitals operated during the three months ended March 31, 2011 and 2010. Same-hospital information excludes the results of HighPoint Health Systems, which we acquired effective September 1, 2010, Clark Regional Medical Center, which we acquired effective May 1, 2010, and our hospitals that have previously been disposed.

LIFEPOINT HOSPITALS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; provision for income taxes; (income) loss from discontinued operations and net income attributable to noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2011		2010
	Amount	% of Revenues	Amount	% of Revenues
Revenues	$888.6	100.0%	$786.2	100.0%

Salaries and benefits	334.4	37.6	303.3	38.6
Supplies	118.7	13.4	108.4	13.8
Other operating expenses	161.6	18.2	140.4	17.8
Provision for doubtful accounts	130.1	14.6	102.1	13.0
	744.8	83.8	654.2	83.2
Adjusted EBITDA	$143.8	16.2%	$132.0	16.8%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended March 31,
	2011	2010
Adjusted EBITDA	$143.8	$132.0

Less:
Depreciation and amortization	39.7	36.1
Interest expense, net	29.2	25.1
Provision for income taxes	28.4	26.6
(Income) loss from discontinued operations, net of income taxes	(0.3)	0.4
Net income attributable to noncontrolling interests	0.7	0.9
Net income attributable to LifePoint Hospitals, Inc.	$46.1	$42.9

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and
Chief Financial Officer